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Exhibit 1.3

MUTUAL RELEASE AGREEMENT

        THIS MUTUAL RELEASE AGREEMENT (this "Release"), dated as of December 17, 2004, by and among (i) Life Therapeutics Limited (f/k/a Gradipore Limited), a corporation organized under the laws of the Commonwealth of Australia (the "Company"), Life Gels, Inc. (f/k/a Gradipore, Inc.), a Delaware corporation ("LG"), Life Therapeutics Plasma Holdings, Inc. (f/k/a Gradipore Plasma Holdings, Inc.), a Delaware corporation ("LTPH"), LifeSera, Inc., (f/k/a Serologicals Specialty Biologics, Inc.), a Delaware corporation ("LifeSera"), LifeSera Nevada, Inc. (f/k/a Serologicals Nevada, Inc.), a Nevada corporation ("Nevada"), LifeSera Business Trust (f/k/a Serologicals Business Trust), a Nevada business trust ("LBT"), LifeSera Investments, LLC (f/k/a Serologicals Investments, LLC), a Georgia limited liability company ("LLC"), LifeSera Management Partnership, LP (f/k/a Serologicals Management Partnership, LP), a Delaware limited partnership ("LP"), and Allegheny Biologicals, Inc., a Pennsylvania corporation ("Allegheny", and together with the Company, LG, LTPH, LifeSera, Nevada, LBT, LLC, and LP, collectively, the "Purchaser Parties"), on the one hand, and (ii) Serologicals Corporation, a Delaware corporation (the "Holder Parent"), and Serologicals Finance Company, a Delaware corporation ("Holder" and together with the Holder Parent, collectively, the "Holder Parties"), on the other hand.

WITNESSETH

        WHEREAS, LG, the Company, Holder and the Holder Parent previously entered into that certain Stock Purchase Agreement dated as of December 19, 2003 as amended by that certain First Amendment to the Stock Purchase Agreement, dated as of January 15, 2004 (the "Stock Purchase Agreement"), pursuant to which LTPH purchased (the "Acquisition") all of the issued and outstanding shares of capital stock, $0.01 par value per share of LifeSera (the "Common Stock"), from Holder;

        WHEREAS, pursuant to Section 9.2 of the Stock Purchase Agreement, the Holder Parties, jointly and severally, agreed to indemnify, protect, and hold harmless the Purchaser Indemnified Parties (as defined in the Stock Purchase Agreement) from and against any Purchaser Losses (as defined in the Stock Purchase Agreement);

        WHEREAS, pursuant to Section 9.4 of the Stock Purchase Agreement, the Company and LG, jointly and severally, agreed to indemnify, protect, and hold harmless the Holder Indemnified Parties (as defined in the Stock Purchase Agreement) from and against any Holder Losses (as defined in the Stock Purchase Agreement);

        WHEREAS, as consideration for the Common Stock, the Holder received, and currently holds, two promissory notes, the first in the amount of One Million Five Hundred Thousand Dollars (US $1,500,000.00) (the "Short Term Old Note") and the second in the amount of Eleven Million Eight Hundred Three Thousand Eight Hundred Sixty-Seven Dollars (US $11,803,867.00) (the "Long Term Old Note", together with the Short Term Old Note, the "Old Notes");

        WHEREAS, subject to the terms and subject to the conditions of that certain Exchange Agreement, dated the date hereof (the "Exchange Agreement"), by and between the Company and the Holder, the Holder has agreed to forgive any outstanding principal plus accrued but unpaid interest under the Old Notes in consideration for (i) a new secured promissory note issued by the Releasors in the amount of Seven Million Eight Hundred Thousand Dollars (US $7,800,000.00), (ii) a non-exclusive license to use certain proprietary technology of the Company (the "License") and (iii) this Release.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done pursuant hereto, the Purchaser Parties and the Holder Parties, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

ARTICLE I
DEFINITIONS

        1.1    Definitions.    Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Stock Purchase Agreement or the Exchange Agreement (as the case may be).

ARTICLE II
RELEASE BY PURCHASER PARTIES

        2.1    Releases.    As consideration for the transactions contemplated by this Release and the Exchange Agreement:

        (a)   Except as provided in the last sentence of this Section 2.1(a), the Purchaser Parties, on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (collectively, the "Purchaser Releasing Parties") hereby fully, unconditionally and completely release, acquit, discharge, and agree to hold harmless the Holder Parties, their respective affiliates, subsidiaries, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (hereinafter collectively referred to as "Holder Releasees") from any and all claims, liabilities, allegations, actions, offsets or demands whatsoever which the Purchaser Parties, or any of them, have or may have against the Holder Releasees, or any of them, whether known or unknown, suspected or unsuspected, choate or inchoate, and whenever they may have arisen from the beginning of time until the date of the Closing with respect to any indemnification claims made or that could have been made pursuant to Section 9.2 of the Stock Purchase Agreement or otherwise with respect to the Acquisition. Notwithstanding the foregoing, the Purchaser Parties do not release any claim they may have against the Holder Parties with respect to the indemnification obligations of the Holder Parties pursuant to Sections 9.2(d) or (e) of the Stock Purchase Agreement.

        (b)   The Purchaser Parties on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns, hereby fully, unconditionally and completely waive and renounce their right to assert claims for indemnification pursuant to Section 9.2 of the Stock Purchase Agreement or otherwise with respect to the Acquisition from and after the date of the Closing, except to the extent of the reserved claims specified in the last sentence of Section 2.1(a).

        (c)   The Purchaser Parties on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns, hereby fully, unconditionally and completely waive and renounce any right they may have to participate in any recovery obtained by the Holder Parent from Cangene Corporation with respect to the Request for Equitable Adjustment referred to in Section 5.12 of the Stock Purchase Agreement.

        2.2    Further Assurances.    Upon the request of the Holder Releasees, the Purchaser Parties shall take such additional actions as the Holder Releasees shall reasonably request, including the execution of documents or instruments reasonably requested by the Holder Releasees, to more fully evidence the releases given by the Purchaser Parties pursuant to this Release.

ARTICLE III
RELEASE BY HOLDER PARTIES

        3.1    Releases.    As consideration for the transactions contemplated by this Release and Exchange Agreement:

        (a)   Except as provided in the last sentence of this Section 3.1(a), the Holder Parties, on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (collectively, the "Holder Releasing Parties") hereby fully, unconditionally and completely release, acquit, discharge, and agree to hold harmless the Purchaser Parties, their respective affiliates, subsidiaries, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns (hereinafter collectively referred to as "Purchaser Releasees") from any and all claims, liabilities, allegations, actions, offsets or demands whatsoever which the Holder Parties, or either of them, have or may have against the Purchaser Releasees, or any of them, whether known or unknown, suspected or unsuspected, choate or inchoate, and whenever they may have arisen from the beginning of time until the date of the Closing with respect to any indemnification claims made or that could have been made pursuant to Section 9.4 of the Stock Purchase Agreement or otherwise with respect to the Acquisition. Notwithstanding the foregoing, the Holder Parties do not release any claim they may have against the Company and LG with respect to the indemnification obligations of the Company and LG pursuant to Sections 9.4(d), (e) or (f) of the Stock Purchase Agreement.

        (b)   The Holder Parties on behalf of themselves and their respective affiliates, subsidiaries, parents, directors, officers, agents, principals, representatives, employees, attorneys, successors, transferees and assigns, hereby fully, unconditionally and completely waive and renounce their right to assert claims for indemnification pursuant to Section 9.4 of the Stock Purchase Agreement or otherwise with respect to the Acquisition from and after the date of the Closing, except to the extent of the reserved claims specified in the last sentence of Section 3.1(a).

        3.2    Further Assurances.    Upon the request of the Purchaser Releasees, the Holder Parties shall take such additional actions as the Purchaser Releasees shall reasonably request, including the execution of documents or instruments reasonably requested by the Purchaser Releasees, to more fully evidence the releases given by the Holder Parties pursuant to this Release.

ARTICLE IV
MISCELLANEOUS

        4.1    Notices.    All notices, demands and other communications provided for or permitted hereunder or under this Release shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, by next day delivery through a recognized national courier or personal delivery:

(a) If to the Purchaser Parties:	Life Therapeutics Limited P.O. Box 6126 Frenchs Forest 22 Rodborough Road NSW 2086, Australia Attention: John Manusu & Hari Nair Telecopy: (612) 9436-2907

with a copy to:	Buchanan Ingersoll PC 1776 K Street, N.W., Suite 800 Washington, DC 20006-2365 Attention: Edward John Allera, Esq.
(b) if to the Holder Parties: to:	Serologicals Corporation 5655 Spalding Drive Norcross, Georgia 30092 Attention: Vice President, General Counsel
with a copy to:	King & Spalding LLP 191 Peachtree Street, N.E. Atlanta, Georgia 30303-1763 Attention: G. Roth Kehoe, Esq.

        Any such notice, communication or delivery will be deemed given or made (a) on the fifth (5th) business day after it is mailed by registered or certified mail, (b) on the first (1st) business day after delivery to an appropriate customer service representative if sent by next day delivery through a recognized national courier, or (c) on the date of delivery if delivered in person. Any party may change its address for notice purposes by giving written notice to the other parties in the manner specified above.

        4.2    Entire Agreement.    This Release shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors and administrators. The Releasors may execute this Release in any number of counterparts, each of which when executed and delivered, shall be an original, but all of which when taken together shall constitute one and the same instrument.

        4.3    Governing Law.    This Release shall be interpreted in accordance with the laws of the State of Delaware, without regard to any jurisdiction's conflict of law provisions.

[signatures follow]

        IN WITNESS WHEREOF, the Purchaser Parties and the Holder Parties have duly executed this Release as of the day and year first above written.

PURCHASER PARTIES:
LIFE THERAPEUTICS LIMITED
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFE GELS, INC.
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFE THERAPEUTICS PLASMA HOLDINGS, INC.
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFESERA, INC.
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFESERA NEVADA, INC.
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFESERA BUSINESS TRUST
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFESERA INVESTMENTS, LLC
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
LIFESERA MANAGEMENT PARTNERSHIP, LP
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer

ALLEGHENY BIOLOGICALS, INC.
By:	/s/ JOHN MANUSU
Name: John Manusu Title: Authorized Officer
HOLDER PARTIES:
SEROLOGICALS CORPORATION
By:	/s/ HAROLD W. INGALLS
Name: Harold W. Ingalls Title: Vice President, Finance and Chief Financial Officer
SEROLOGICALS FINANCE COMPANY
By:	/s/ HAROLD W. INGALLS
Name: Harold W. Ingalls Title: President

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  Exhibit 1.3
MUTUAL RELEASE AGREEMENT